Exhibit 10(k)

THIRD AMENDMENT TO
AGREEMENT OF LIMITED PARTNERSHIP
OF
PCS NITROGEN FERTILIZER, LP

        This Third Amendment (“Amendment”) to the Agreement of Limited Partnership dated March 3, 1992, among Arcadian Corporation, a Delaware corporation (“Arcadian”), as the General Partner, Mark S. Flynn, as the Organizational Limited Partner, and Arcadian Partners, L.P., a Delaware limited partnership (“Arcadian Partners”), as the Limited Partner, as amended by Amendment to Limited Partnership Agreement dated March 6, 1997 between PCS Nitrogen, Inc. a Delaware corporation (“Nitrogen”), as successor to Arcadian, and Arcadian Partners and by Second Amendment to Limited Partnership Agreement dated December 15, 2002 between PCS Nitrogen Fertilizer Operations, Inc., a Delaware corporation (“Operations”), as successor to Nitrogen, and PCS LP, Inc., a Delaware corporation (“PCS LP,” together with Operations, “Partners”), as successor to Arcadian Partners (such Agreement of Limited Partnership, as so amended, being referred to as the “Agreement”), is made this 15th day of December 2003 between Operations and PCSLP.

        WHEREAS, Operations and PCS LP are all the Partners to the Partnership Agreement;

        WHEREAS, the Partners wish to amend the Partnership Agreement with respect to distribution to the General Partner;

        NOW THEREFORE, effective as of the date of this Amendment, the Partners hereby agree to amend the Agreement as follows:

        The Partners hereby agree as follows:

1.	Add the following in its entirety to the end of Paragraph (a) of Section 4.6 Capital Accounts:

“To the extent that a Partner shall have a capital account balance in excess of its Percentage Interest in the Partnership of the sum of the Capital Accounts of both Partners, the Partnership may make distributions to that Partner of such excess to the extent that the General Partners conclude that such a distribution would not be detrimental to the operations of the Partnership and would not be in violation of applicable law, including Section 17-607 of the Delaware Revised Uniform Limited Partnership Act, as amended (or any successor provision thereto).”

2.	Except as set forth above, all provisions of the Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, Operations and PCS LP have caused this Amendment to be duly executed and delivered by their respective representatives as of this 15th day of December, 2003.

PCS NITROGEN FERTILIZER OPERATIONS, INC.
By:	/s/ James F. Dietz
James F. Dietz
President

PCS LP, INC.
By:	/s/ James F. Dietz
James F. Dietz
President